Exhibit 4.6

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC,

Transferor

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.,

Servicer and Administrator

AMERICAN EXPRESS ISSUANCE TRUST II,

Issuer

and

THE BANK OF NEW YORK MELLON,

Indenture Trustee

SERVICING AGREEMENT

dated as of October 24, 2012

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EXHIBITS

Exhibit A	Form of Power of Attorney

Exhibit B	Form of Opinion of Counsel with respect to Amendments

Exhibit C	Form of Annual Certification

Exhibit D	Servicing Criteria to be Addressed in Assessment of Compliance

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This SERVICING AGREEMENT among AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, a Delaware limited liability company, as transferor (the “Transferor”), AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation, as servicer and administrator (the “Servicer” and the “Administrator”), AMERICAN EXPRESS ISSUANCE TRUST II, a statutory trust created under the laws of the State of Delaware, as issuer (the “Issuer” or the “Trust”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, in its capacity as indenture trustee (the “Indenture Trustee”), is made and entered into as of October 24, 2012.

In consideration of the mutual agreements herein contained, the parties hereby agree that this Agreement, together with the other Transaction Documents (each capitalized term as hereinafter defined) will define the contractual obligations of the Transferor, the Servicer, the Administrator, the Issuer and the Indenture Trustee, including, but not limited to, representations and warranties, ongoing disclosure requirements and measures to avoid conflicts of interest, and hereby further agree as follows for the benefit of the other parties and the Noteholders:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF

GENERAL APPLICATION

Section 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Account” has the meaning specified in the Transfer Agreement.

“Account Agreement” has the meaning specified in the Transfer Agreement.

“Account Guidelines” has the meaning specified in the Transfer Agreement.

“Account Owner” has the meaning specified in the Transfer Agreement.

“Accumulation Period” means, with respect to any Series, Class or Tranche of Notes, a period following the Revolving Period during which Principal Collections are accumulated in an account for the benefit of the Noteholders of such Series, Class or Tranche, which shall be the controlled accumulation period, the principal accumulation period, the early accumulation period, the optional accumulation period, the limited accumulation period or other accumulation period, in each case as defined with respect to such Series, Class or Tranche in the related Indenture Supplement.

“Administrator” means TRS, in its capacity as Administrator of the Trust, and any successors or assigns thereto.

“Adverse Effect” has the meaning specified in the Indenture.

“Affiliate” has the meaning specified in the Indenture.

“Agreement” means this Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Amortization Period” means, with respect to any Series, Class or Tranche of Notes, a period following the Revolving Period during which Principal Collections are distributed to Noteholders of such Series, Class or Tranche, which shall be the controlled amortization period, the principal amortization period, the early amortization period, the optional amortization period, the limited amortization period or other amortization period, in each case as defined with respect to such Series, Class or Tranche in the related Indenture Supplement.

“Authorized Newspaper” has the meaning specified in the Indenture.

“Authorized Officer” means:

(a) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee from time to time, and any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to this Agreement and who is identified on the list of Authorized Officers, containing the specimen signatures of such officers, delivered by the Administrator to the Indenture Trustee from time to time;

(b) with respect to each Transferor, any officer of such Transferor who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by such Transferor to the Indenture Trustee from time to time; and

(c) with respect to the Servicer, any Servicing Officer.

“Available Principal Collections” has, with respect to any Outstanding Series of Notes, the meaning specified in the related Indenture Supplement for such Series.

“Bearer Notes” has the meaning specified in the Indenture.

“Business Day” has the meaning specified in the Indenture.

“Centurion” means American Express Centurion Bank, a Utah industrial bank, and its successors and assigns.

“Class” has the meaning specified in the Indenture.

“Collateral Certificate” has the meaning specified in the Transfer Agreement.

“Collateral Certificate Principal Shortfall Payments” means for any Monthly Period, amounts received on each Collateral Certificate in respect of Principal Shortfalls (as such term is defined in the applicable Series Supplement).

“Collection Account” has the meaning specified in the Indenture.

“Collections” means for any Monthly Period, the sum of (i) with respect to Receivables included as part of the Trust Assets, all payments by or on behalf of Obligors (excluding Recoveries) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with the related Account Agreement in effect from time to time and all other amounts specified by this Agreement, the Transfer Agreement, the Indenture or the applicable Indenture Supplement as constituting Collections and (ii) with respect to any Collateral Certificate included as part of the Trust Assets, collections allocable to the holder of such Collateral Certificate pursuant to the applicable Series Supplement for such Collateral Certificate.

“Commission” means the United States Securities and Exchange Commission.

“Corporate Trust Office” has the meaning (i) when used in respect of the Owner Trustee, specified in the Trust Agreement and (ii) when used in respect of the Indenture Trustee, specified in the Indenture.

“Default Amount” means for any Monthly Period, the sum of (i) with respect to Receivables included as part of the Trust Assets, an amount (which shall not be less than zero) equal to (a) the aggregate amount of Principal Receivables (other than Ineligible Receivables) which became Defaulted Receivables in such Monthly Period, minus (b) the aggregate amount of Recoveries received in such Monthly Period (not to exceed the amount set forth in clause (a)) in respect of Defaulted Accounts, minus (c) the amount of any Defaulted Receivables of which a Transferor or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of this Agreement or the Transfer Agreement during such Monthly Period; provided, however, that if an Insolvency Event occurs with respect to any Transferor, the amount of such Defaulted Receivables which are subject to reassignment to such Transferor in accordance with the terms of the Transfer Agreement shall not be added to the sum so subtracted and, if any of the events described in subsection 9.1(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to assignment to the Servicer in accordance with the terms of this Agreement shall not be added to the sum so subtracted, and (ii) with respect to any Collateral Certificate included as part of the Trust Assets, the investor default amount or similar amount allocated to the holder of the Collateral Certificate for such Monthly Period pursuant to the applicable Series Supplement for such Collateral Certificate.

“Defaulted Account” means any Account that has Defaulted Receivables.

“Defaulted Receivables” has the meaning specified in the Transfer Agreement.

“Derivative Agreement” has the meaning specified in the Indenture.

“Derivative Counterparty” has the meaning specified in the Indenture.

“Discount Option Percentage” has the meaning specified in the Transfer Agreement.

“Discount Option Receivables” has the meaning specified in the Transfer Agreement.

“Dollars,” “$” or “U.S. $” means United States dollars.

“Early Amortization Event” has the meaning specified in the Indenture, as supplemented with respect to any Series, Class or Tranche of Notes by the applicable Indenture Supplement.

“Eligible Deposit Account” has the meaning specified in the Indenture.

“Eligible Institution” has the meaning specified in the Indenture.

“Eligible Investments” has the meaning specified in the Indenture.

“Eligible Servicer” means (a) TRS, Centurion, FSB or the Indenture Trustee, (b) with respect to TRS, Centurion or FSB, any entity into which it may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which it will be a party, or any entity succeeding to all or substantially all of its assets, or (c) if no entity described in clause (a) or (b) above is acting as Servicer, an entity which, at the time of its appointment as Servicer, (i) is servicing a portfolio of charge or credit accounts, (ii) is legally qualified and has the capacity to service the Accounts, (iii) in the sole determination of the Indenture Trustee, which determination shall be conclusive and binding, has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (iv) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (v) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Event of Default” has the meaning specified in the Indenture.

“Excess Funding Account” has the meaning specified in the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” has the meaning specified in the Transfer Agreement.

“FDIC Rule” has the meaning specified in the Indenture.

“Finance Charge Collections” means for any Monthly Period, the sum of (i) with respect to Receivables included as part of the Trust Assets, all Collections received by the Servicer on behalf of the Issuer of Finance Charge Receivables, (ii) with respect to any Collateral Certificate included as part of the Trust Assets, collections of finance charge receivables allocable to the holder of the Collateral Certificate for such Monthly Period pursuant to the applicable Series Supplement for such Collateral Certificate, (iii) any amounts received by the Issuer which are designated as Finance Charge Collections pursuant to this Agreement, the Transfer Agreement, the Indenture or any Indenture Supplement for such Monthly Period and (iv) the amount of investment earnings (net of losses and investment expenses), if any, on amounts on deposit in the Collection Account and the Excess Funding Account for such Monthly Period.

“Finance Charge Receivables” has the meaning specified in the Transfer Agreement.

“First Note Transfer Date” means for any Monthly Period, the earliest Note Transfer Date for any Series, Class or Tranche of Notes in such Monthly Period.

“Floating Allocation Percentage” has, with respect to any Outstanding Series of Notes, the meaning specified in the related Indenture Supplement for such Series.

“FSB” means American Express Bank, FSB, a federal savings bank, and its successors and assigns.

“GAAP” has the meaning specified in the Transfer Agreement.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indenture” means the Indenture, dated as of October 24, 2012, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” has the meaning specified in the Indenture.

“Indenture Trustee” means The Bank of New York Mellon, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Issuance Date” means each date on which a Series, Class or Tranche of Notes is issued.

“Issuer” has the meaning specified in the first paragraph of this Agreement.

“Issuer Accounts” means, collectively, the Excess Funding Account, the Collection Account and any Supplemental Issuer Account, including any Sub-Accounts thereof.

“Issuer Rate Fees” has the meaning specified in the Transfer Agreement.

“Issuer Tax Opinion” has the meaning specified in the Indenture.

“Legal Maturity Date” has, for any Note, the meaning specified in the related Indenture Supplement.

“Master Trust” has the meaning specified in the Indenture.

“Master Trust Servicer” means the entity responsible for the servicing obligations under the applicable Pooling and Servicing Agreement.

“Master Trust Tax Opinion” has the meaning specified in the Indenture.

“Master Trust Transferor” means the entity acting as transferor under the applicable Pooling and Servicing Agreement.

“Monthly Noteholders’ Statement” has the meaning specified in the Indenture.

“Monthly Period” has the meaning specified in the Indenture.

“Monthly Servicer’s Certificate” means the certificate delivered by the Servicer as described in subsection 3.3(b) in substantially the form specified in the related Indenture Supplement.

“Nominal Liquidation Amount” has the meaning specified in the Transfer Agreement.

“Note” or “Notes” has the meaning specified in the Indenture.

“Note Owner” has the meaning specified in the Indenture.

“Note Rating Agency” has the meaning specified in the Indenture.

“Note Rating Agency Condition” has the meaning specified in the Indenture.

“Note Register” has the meaning specified in the Indenture.

“Note Registrar” has the meaning specified in the Indenture.

“Note Transfer Date” means the Business Day prior to the Payment Date for a Series, Class or Tranche of Notes.

“Noteholder” or “Holder” has the meaning specified in the Indenture.

“Notices” has the meaning specified in subsection 8.4(a).

“Obligor” has the meaning specified in the Transfer Agreement.

“Officer’s Certificate” has the meaning specified in the Indenture.

“Opinion of Counsel” has the meaning specified in the Indenture.

“Outstanding” has the meaning specified in the Indenture.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Paying Agent” has the meaning specified in the Indenture.

“Payment Date” has the meaning specified in the Indenture.

“Payment Instruction” has the meaning specified in the Indenture.

“Person” has the meaning specified in the Indenture.

“Pool Balance” has the meaning specified in the Transfer Agreement.

“Pooling and Servicing Agreement” has the meaning specified in the Indenture.

“Principal Allocation Percentage” has, with respect to any Outstanding Series of Notes, the meaning specified in the related Indenture Supplement for such Series.

“Principal Collections” means, for any Monthly Period, the sum of (i) with respect to Receivables, all Collections other than those designated as Finance Charge Collections for such Monthly Period, (ii) with respect to any Collateral Certificate, all collections of principal receivables, including Collateral Certificate Principal Shortfall Payments, allocable to the holder of such Collateral Certificate for such Monthly Period pursuant to the applicable Series Supplement for such Collateral Certificate and (iii) the amount of funds withdrawn from the Excess Funding Account for such Monthly Period which are required to be deposited into the Collection Account and treated as Principal Collections in accordance with Section 5.07 of the Indenture.

“Principal Receivables” has the meaning specified in the Transfer Agreement.

“Principal Shortfalls” has the meaning specified in the applicable Series Supplement for a Collateral Certificate.

“Proposed Principal Shortfall Amount” has the meaning specified in Section 2.6.

“Receivables” has the meaning specified in the Transfer Agreement.

“Receivables Purchase Agreement” has the meaning specified in the Transfer Agreement.

“Receivables Servicing Fee” means for any Monthly Period, one-twelfth of the product of (i) the Servicing Fee Percentage for such Monthly Period and (ii) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period.

“Record Date” has the meaning specified in the Indenture.

“Recoveries” shall have the meaning specified in the Transfer Agreement.

“Registered Note” has the meaning specified in the Indenture.

“Registered Noteholder” has the meaning specified in the Indenture.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Related Agreements” has the meaning specified in the Transfer Agreement.

“Remaining Series Available Principal Collections Shortfall” has, with respect to any Series of Notes, the meaning specified in the applicable Indenture Supplement for such Series of Notes.

“Required Pool Balance” has the meaning specified in the Transfer Agreement.

“Required Transferor Amount” has the meaning specified in the Transfer Agreement.

“Required Transferor Amount Percentage” has the meaning specified in the Transfer Agreement.

“Requirements of Law” means any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

“Revolving Period” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement with respect to such Series, Class or Tranche.

“RFC VIII” means American Express Receivables Financing Corporation VIII LLC, a Delaware limited liability company, and its successors and assigns.

“Sarbanes Certification” shall have the meaning specified in Section 9.4.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Transaction” means any new issuance of a Series, Class or Tranche of Notes, pursuant to Section 4.10 of the Indenture, whether publicly offered or privately placed, rated or unrated.

“Segregation Account” has the meaning specified in subsection 2.1(b).

“Series” means, with respect to any Notes, the series specified in the applicable Indenture Supplement.

“Series Supplement” has the meaning specified in the Indenture.

“Service Transfer” has the meaning specified in Section 6.1.

“Servicer” means TRS, in its capacity as servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

“Servicer Default” has the meaning specified in Section 6.1.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee” has the meaning specified in subsection 2.2.

“Servicing Fee Percentage” means 2.00%.

“Servicing Officer” means any officer of the Servicer or an attorney-in-fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Transferor and the Indenture Trustee by the Servicer, as such list may from time to time be amended.

“Servicing Participant” means the Servicer, any Subservicer or any Person that participates in any of the servicing functions specified in Item 1122(d) of Regulation AB with respect to the Receivables. For the avoidance of doubt, subject to Section 9.1, the term “Servicing Participant” shall not include the Owner Trustee or the Indenture Trustee.

“Servicing Party” has the meaning specified in Section 9.3(a).

“Shared Excess Available Principal Collections” has, with respect to any Series of Notes, the meaning specified in the applicable Indenture Supplement for such Series of Notes.

“Small Balances” has the meaning established in accordance with the Account Guidelines.

“Stated Principal Amount” has the meaning specified in the Indenture.

“Sub-Account” has the meaning specified in the Indenture.

“Subservicer” means any Person that services the Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Servicing Participants) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB. For the avoidance of doubt, subject to Section 9.1, the term “Subservicer” shall not include the Owner Trustee or the Indenture Trustee.

“Successor Servicer” has the meaning specified in subsection 6.2(a).

“Supplemental Credit Enhancement” means any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement entered into between the Trust and the applicable Supplemental Credit Enhancement Provider or Supplemental Liquidity Provider.

“Supplemental Credit Enhancement Agreement” has the meaning specified in the Indenture.

“Supplemental Credit Enhancement Provider” has the meaning specified in the Indenture.

“Supplemental Issuer Account” has the meaning specified in the Indenture.

“Supplemental Liquidity Agreement” has the meaning specified in the Indenture.

“Supplemental Liquidity Provider” has the meaning specified in the Indenture.

“Termination Notice” has the meaning specified in Section 6.1.

“Tranche” has the meaning specified in the Indenture.

“Transaction Document” means the Trust Agreement, the applicable Pooling and Servicing Agreement, the applicable Series Supplement, this Agreement, the Transfer Agreement, the Indenture or the related Indenture Supplement, as applicable, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Transfer Agreement” means the Transfer Agreement, dated as of October 24, 2012, among RFC VIII, as Transferor, the Issuer, and The Bank of New York Mellon, as Indenture Trustee, as amended, supplemented or restated from time to time.

“Transferor” has the meaning specified in the Transfer Agreement.

“Transferor Amount” has the meaning specified in the Transfer Agreement.

“Transferor Interest” has the meaning specified in the Transfer Agreement.

“Transferor Percentage” means, for any Monthly Period, 100% minus (a) the sum of the aggregate Principal Allocation Percentages or (b) the sum of the aggregate Floating Allocation Percentages, as applicable, for all Series of Notes with respect to Principal Collections, Finance Charge Collections, the Servicing Fee or the Default Amount, as applicable.

“TRS” means American Express Travel Related Services Company, Inc., a New York corporation, and its successors and assigns.

“Trust” has the meaning specified in the first paragraph of this Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement relating to the Trust, dated as of October 24, 2012, between the Transferor and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Assets” has the meaning specified in the Transfer Agreement.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the relevant jurisdiction.

Section 1.2. Other Definitional Provisions.

(a) The terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Agreement, include the plural as well as the singular.

(b) With respect to any Series of Notes, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the applicable Transaction Document.

(c) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not otherwise defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation.

(e) The agreements, representations and warranties of TRS in this Agreement in its capacity as the Servicer shall be deemed to be the agreements, representations and warranties of such entity solely in such capacity for so long as such entity acts in such capacity under this Agreement.

(f) Any reference to each Note Rating Agency shall only apply to any specific nationally recognized statistical rating organization if such nationally recognized statistical rating organization is then rating any Outstanding Series, Class or Tranche of Notes.

(g) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(h) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation.” Unless the context otherwise requires, terms used herein that are defined in the UCC and not otherwise defined herein shall have the meanings set forth in the UCC.

[END OF ARTICLE I]

ARTICLE II

COLLECTIONS, DEPOSITS, ALLOCATIONS AND PAYMENTS

Section 2.1. Collections, Deposits and Allocations.

(a) Prior to the date on which the Segregation Accounts are established pursuant to clause (b) below, the Servicer shall remit, or shall cause to be remitted, to the holders of the Transferor Interest, on each Business Day or on such other periodic basis (but no less frequent than monthly), all Collections that are allocated to or are to be allocated to the holders of the Transferor Interest pursuant to any Related Agreement. The Servicer shall deposit, or shall cause to be deposited, into the Collection Account all other Collections up to the amount, if any, required to be deposited or, without duplication, paid in respect of the Notes on or prior to the related Payment Date pursuant to the terms of the Indenture and any applicable Indenture Supplement, and shall remit, or shall cause to be remitted, to the holders of the Transferor Interest the balance of such Collections. Subject to this clause (a), the Servicer may retain its Servicing Fee and shall not be required to cause such Servicing Fee to be deposited into the Collection Account.

(b) Prior to the date on which the first Series of Notes is issued, the Servicer shall establish and maintain, and shall cause each Account Owner to establish and maintain, an Eligible Deposit Account that is a restricted cash account (each, a “Segregation Account”) in the name of the Servicer or such Account Owner, as applicable, bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee. Each Segregation Account shall be under the control of the Servicer, for the benefit of the Indenture Trustee and the Noteholders. Funds and other property in each Segregation Account shall not be commingled with any other funds or property of the applicable Account Owner or the Servicer, as applicable. If, at any time, the institution holding a Segregation Account ceases to be an Eligible Institution, the Transferor shall notify the Servicer and the Indenture Trustee and the applicable Account Owner, if applicable, and the Servicer, upon being notified in writing of such ineligibility, shall within 30 calendar days (or such longer period, not to exceed 45 calendar days, so long as the Note Rating Agency Condition is satisfied) establish, or shall cause the applicable Account Owner to establish, a new Segregation Account that is an Eligible Deposit Account, and shall transfer, or shall cause to be transferred, any funds or other property from such ineligible Segregation Account to such new Segregation Account. From the date each such new Segregation Account is established, it shall be a “Segregation Account.”

(c) Commencing on or after the date on which the Segregation Accounts are established pursuant to clause (b) above, but no later than the date on which the first Series of Notes is issued, the Servicer shall deposit, or shall cause to be deposited, all Collections into the applicable Segregation Account as promptly as possible after receipt by the Servicer. Neither the Servicer nor any Subservicer that is an Account Owner shall commingle amounts received with respect to the Receivables or any Collateral Certificate with its own assets except for the time, not to exceed two business days, necessary to clear any payments or as otherwise permitted by applicable law.

(d) On the Business Day following each day on which Collections are deposited into the applicable Segregation Account pursuant to clause (c) above, the Servicer shall deposit, or shall cause to be deposited, into the Collection Account such Collections that are not allocated or are not to be allocated to the holders of the Transferor Interest pursuant to any Related Agreement up to the amount required to be deposited or, without duplication, paid in respect of the Notes on or prior to the related Payment Date pursuant to the terms of the Indenture and any applicable Indenture Supplement. The balance of the Collections deposited into the Segregation Accounts on the preceding Business Day, including amounts that are allocated or are to be allocated to the holders of the Transferor Interest pursuant to any Related Agreement, shall be remitted to the holders of the Transferor Interest on each Business Day or on such other periodic basis (but no less frequent than monthly). Subject to this clause (d), the Servicer may retain its Servicing Fee and shall not be required to cause such Servicing Fee to be deposited into the Collection Account.

(e) The Servicer pursuant to the terms of this Agreement (or, if the authority of the Servicer has been revoked pursuant to Section 6.1, the Indenture Trustee, or, if a Successor Servicer has been appointed, the Successor Servicer) shall instruct the Indenture Trustee in writing to allocate all funds deposited into the Collection Account and the Excess Funding Account, all Default Amounts and the Servicing Fee as described in Article V of the Indenture and to apply all funds on deposit in the Collection Account as described in Article V of the Indenture and the Indenture Supplement for any Series of Notes. The Servicer agrees to provide such written allocation and application instructions to the Indenture Trustee and to direct that allocations be made as required by Article V of the Indenture.

Section 2.2. Payment of the Servicing Fee. As compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) with respect to each Monthly Period prior to the termination of the Trust pursuant to Article VIII of the Trust Agreement, payable monthly on the related Payment Date. For each Monthly Period, the Servicing Fee shall equal the sum of (i) the Receivables Servicing Fee and (ii) the servicing fee amount for each Collateral Certificate, as specified in the applicable Series Supplement for such Collateral Certificate. The Issuer agrees to pay the portion of the servicing fee owed to each Master Trust Servicer as servicer of the receivables underlying such Collateral Certificate; provided, however, in no event shall the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Administrator or any Noteholders be liable for the share of such servicing fee.

Section 2.3. Final Payment. Each Series, Class or Tranche of Notes, as applicable, will be considered to be paid in full in the manner set forth in the applicable Indenture Supplement. The Holders of such Series, Class or Tranche of Notes, as applicable, will have no further right or claim, and the Issuer will have no further obligation or liability with respect to such Series, Class or Tranche of Notes, as applicable, on the earliest to occur of:

(a) the date of the payment in full of the Stated Principal Amount of and all accrued, past due and additional interest on that Series, Class or Tranche of Notes, as applicable;

(b) the date on which the Trust Assets are sold in accordance with Section 7.08 of the Indenture and the applicable Indenture Supplement; and

(c) the seventh day following the Legal Maturity Date,

in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of Collateral and payments to be made on such date.

Section 2.4. Payments within a Series, Class or Tranche. All payments of principal, interest or other amounts to the Noteholders will be made in accordance with the Indenture Supplement for the applicable Series, Class or Tranche of Notes.

Section 2.5. Adjustments for Miscellaneous Credits and Fraudulent Charges.

(a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or because the Servicer or applicable Account Owner processes as a credit adjustment any uncollectible Small Balances, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount, the Transferor Interest and (unless otherwise specified) any other amount required in any Related Agreement to be calculated by reference to the amount of Principal Receivables, will be reduced by the product of (i) one minus the decimal equivalent of the applicable Discount Option Percentage and (ii) the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount, the Transferor Interest and (unless otherwise specified) any other amount required in any Related Agreement to be calculated by reference to the amount of Principal Receivables, will be reduced by the product of (i) one minus the decimal equivalent of the applicable Discount Option Percentage and (ii) the amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the Transferor’s covenant contained in subsection 2.9(b) of the Transfer Agreement was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises.

In the event that, following the exclusion of such Principal Receivables from (x) the calculation of the Transferor Amount, such Transferor Amount would be an amount less than the Required Transferor Amount or (y) the calculation of the Pool Balance, such Pool Balance would be an amount less than the Required Pool Balance, the applicable Transferor shall make a deposit on the Payment Date following the Monthly Period in which such adjustment obligation arises, into the Excess Funding Account in immediately available funds in an amount equal to the greater of the amount by which (i) the Transferor Amount would be less than the Required Transferor Amount or (ii) the Pool Balance would be less than the Required Pool Balance, due to adjustments with respect to Receivables conveyed by such Transferor (up to the amount of such Principal Receivables).

(b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section 2.5 shall not require any change in any report previously delivered.

Section 2.6. Designation of Remaining Principal Shortfalls. On each First Note Transfer Date, the Servicer shall determine with respect to the prior Monthly Period whether there is a Remaining Series Available Principal Collections Shortfall for any Series of Notes after application of Shared Excess Available Principal Collections for the benefit of such Series of Notes for such Monthly Period. The Servicer shall determine the aggregate amount of such Remaining Series Available Principal Collections Shortfalls for all Series of Notes for such Monthly Period and shall propose, with respect to each Collateral Certificate, a principal shortfall amount (the “Proposed Principal Shortfall Amount”) for such Monthly Period. The sum of all such Proposed Principal Shortfall Amounts shall equal the aggregate amount of such Remaining Series Available Principal Collections Shortfalls for such Monthly Period. In determining the Proposed Principal Shortfall Amount for each Collateral Certificate, the Servicer agrees to determine such amount in a manner that shall maximize the amount of payments received from Collateral Certificates in respect of Proposed Principal Shortfalls Amounts.

[END OF ARTICLE II]

ARTICLE III

SERVICING OF RECEIVABLES

Section 3.1. Acceptance of Appointment and Other Matters Relating to the Servicer.

(a) The Transferor hereby appoints TRS as the Servicer under this Agreement and TRS hereby accepts such appointment and agrees to act as the Servicer under this Agreement. The Noteholders, by their acceptance of the Notes, shall be deemed to consent to TRS acting as Servicer.

(b) The Servicer shall service and administer the Receivables, shall collect and deposit, or cause to be deposited, into the Collection Account, any Segregation Account, the Excess Funding Account or any Supplemental Issuer Account or Sub-Account payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing charge receivables comparable to the Receivables and in accordance with the Account Guidelines. The Servicer shall service and administer the Collateral Certificates and shall collect payments due under the Collateral Certificates in accordance with the terms and provisions of each such Collateral Certificate. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 6.1, the Servicer or its designee is hereby authorized and empowered, unless such power is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 6.1, (i) to instruct the Indenture Trustee to make allocations, withdrawals and payments to or from the Collection Account, the Excess Funding Account and any Supplemental Issuer Account or Sub-Account as set forth in this Agreement, the Indenture or any Indenture Supplement, (ii) to take any action required or permitted under any Supplemental Credit Enhancement Agreement or Derivative Agreement, as set forth in this Agreement, the Indenture or any Indenture Supplement, (iii) to instruct the Indenture Trustee or the Owner Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or the Collateral Certificates and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection or enforcement proceedings with respect to such Receivables, (v) to execute and deliver, on behalf of the Trust, any and all instruments deemed necessary or appropriate by it to take any action or fulfill any obligation with respect to the Collateral Certificates and (vi) at the expense of the Transferor, to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements or other laws or regulations. In any action or proceeding that is described in clause (iv) of the preceding sentence, (A) the Servicer, whether acting in its own name or on behalf of another and whether acting alone or through another, adequately represents each of the Transferor’s, the Trust’s and the Indenture Trustee’s interests, (B) each of the Transferor, the

Trust and the Indenture Trustee will be bound by that action or by any judgment or other ruling in that action or proceeding, and (C) complete and final relief can be accorded among the parties to that action or proceeding without joining the Transferor, the Trust or the Indenture Trustee. Nothing in the immediately preceding sentence applies to interests of or claims against the Indenture Trustee in its individual capacity or will relieve the Servicer of its obligation to service and administer the Receivables in accordance with the Servicer’s customary and usual servicing procedures for servicing charge card receivables comparable to the Receivables and in accordance with the Account Guidelines. Each of the Indenture Trustee and the Owner Trustee agree that it shall promptly follow the instructions of the Servicer to withdraw funds from the applicable Issuer Account and to take any action required under any Supplemental Credit Enhancement Agreement or Derivative Agreement at such time as required under this Agreement, the Indenture or any Indenture Supplement. Each of the Indenture Trustee and the Owner Trustee shall execute and furnish the Servicer with such documents as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c) The Servicer shall not, and no Successor Servicer shall, be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other comparable receivables.

(d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and the Receivables in accordance with the Account Agreements relating to the Accounts and the Account Guidelines and all applicable Requirements of Law affecting the Accounts and the Receivables, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Noteholders.

(e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the servicing activities hereunder, including all expenses related to enforcement of the Receivables and the Collateral Certificates, fees and disbursements of the Indenture Trustee and the Owner Trustee (including the reasonable fees and expenses of their respective outside counsel) and independent accountants for the Servicer.

Section 3.2. Representations, Warranties and Covenants of the Servicer. TRS, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, with respect to itself, on the Execution Date and on each Issuance Date on which it is the Servicer (and on the date of any such appointment), the following representations, warranties and covenants on which the Transferor, the Trust, the Owner Trustee and the Indenture Trustee shall be deemed to have relied in accepting each Receivable and each Collateral Certificate in trust under this Agreement, the Transfer Agreement or the Indenture, as applicable, and in entering into this Agreement, the Transfer Agreement and the Indenture:

(a) Organization and Good Standing. The Servicer is an entity validly existing in good standing under the applicable law of the jurisdiction of its organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation or other foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of Receivables as required by this Agreement requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement.

(c) Due Authorization. The execution, delivery, and performance by the Servicer of this Agreement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby or thereby, have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or by general principles of equity.

(e) No Conflict. The execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof applicable to the Servicer, will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

(f) No Violation. The execution and delivery of this Agreement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof applicable to the Servicer, will not conflict with or violate in any material respect any Requirements of Law applicable to the Servicer.

(g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement.

(h) Compliance With Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, if any, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account, if any, the failure to comply with which would have an Adverse Effect.

(i) No Rescission or Cancellation. The Servicer shall not authorize any rescission or cancellation of any Receivable or any Collateral Certificate, except in accordance with the Account Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

(j) Protection of Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of the Trust, the Indenture Trustee or the Noteholders in any Receivable or in any Collateral Certificate, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Account Guidelines, nor shall it sell any Trust Assets except as provided in any Related Agreement.

(k) Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and, if any Receivable is so evidenced as a result of the Servicer’s action, it shall be assigned to the Servicer as provided in this Section 3.2.

(l) All Consents. All authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery by the Servicer of this Agreement and the performance by the Servicer of the transactions contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect.

(m) Ordinary Course of Business. The Servicer entered into this Agreement in the ordinary course of business and not with intent to hinder, delay or defraud any Account Owner or its creditors.

(n) Indemnity of Issuer. If the Issuer is required to pay penalties assessed against the Issuer due to and in connection with Subchapter 30 of Title 20 of New York City’s Administrative Code, then the Servicer shall indemnify the Issuer for any such penalties to be paid by the Issuer.

In the event any of the representations, warranties or covenants of the Servicer contained in subsection 3.2(h), (i), (j) or (k) with respect to any Receivable, the related Account or any Collateral Certificate is breached, and such breach has a material adverse effect on the interest of the Indenture Trustee or the Trust in such Receivable or Collateral Certificate, as applicable, and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Indenture Trustee and the Transferor) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Indenture Trustee or a Transferor, each such Receivable or, at the option of the Transferor, all Receivables in the Account or Accounts or each such Collateral Certificate, as applicable, to which such event relates shall be assigned and transferred to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables or Collateral Certificate will not be assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the related covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Transferor and the Indenture Trustee a certificate of an Authorized Officer of the Servicer describing the nature of the breach and the manner in which such breach was cured.

The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the First Note Transfer Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables or the Invested Amount of such Collateral Certificate, as applicable.

Upon each such assignment to the Servicer, the Indenture Trustee and the Trust shall automatically and without further action sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Indenture Trustee and the Trust in and to such Receivables and/or Collateral Certificates, all Recoveries with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Indenture Trustee and the Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such property pursuant to this Section 3.2 but only upon receipt of an Officer’s Certificate of the Servicer that states that all conditions set forth in this Section 3.2 have been satisfied. The obligation of the Servicer to accept assignment of such property, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Noteholders (or the Indenture Trustee on behalf of Noteholders) or the Trust, except as provided in Section 5.4.

Section 3.3. Reports and Records for the Owner Trustee and the Indenture Trustee.

(a) Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Owner Trustee, the Indenture Trustee and any Transferor upon request a record setting forth (i) the Collections in respect of Principal Receivables and Finance Charge Receivables processed by the Servicer as of the close of business on the second preceding Business Day in each Account, (ii) the aggregate amount of Receivables as of the close of business on the second preceding Business Day in each Account and (iii) if the Trust Assets include one or more Collateral Certificates, the Invested Amount of each Collateral Certificate as of the close of business on the second preceding Business Day. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Indenture Trustee, the Owner Trustee and any Transferor at the office of the Servicer on any Business Day any computer programs necessary to make such identification; provided, however, that the Indenture Trustee, the Owner Trustee and the Transferor shall enter into such confidentiality agreements (including terms and provisions for information security and data protection) as the Servicer may deem necessary to protect its interests.

(b) Monthly Servicer’s Certificate. Not later than the second Business Day preceding each Payment Date, the Servicer shall, with respect to each outstanding Series, deliver to the Owner Trustee, the Indenture Trustee, the Transferor and each Note Rating Agency a certificate of an Authorized Officer substantially in the form specified in the related Indenture Supplement (each, a “Monthly Servicer’s Certificate”).

Section 3.4. Annual Certificate of Servicer. The Servicer shall deliver to the Indenture Trustee, the Owner Trustee, each Transferor and each Note Rating Agency on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2013, the statement of compliance required under Item 1123 of Regulation AB with respect to such fiscal year, which statement will be in the form of an Officer’s Certificate of the Servicer (with appropriate insertions) to the effect that (a) a review of the activities of the Servicer during such fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such fiscal year or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Section 3.5. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available.

(a) On or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2013, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish to the Indenture Trustee, the Owner Trustee, the Servicer, the Transferor and each Note Rating Agency each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any affiliate thereof during the related fiscal year delivered by such accountants pursuant to Rule 13(a)-18 or Rule 15(d)-18 of the Exchange Act and Item 1122 of Regulation AB.

(b) A copy of each certificate and report provided pursuant to subsection 3.3(b), or Section 3.4 or 3.5 may be obtained by any Noteholder or Note Owner by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

Section 3.6. Tax Treatment. Unless otherwise specified in the Indenture or an Indenture Supplement with respect to a particular Series, Class or Tranche of Notes, each Transferor has entered into this Agreement, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) each Series, Class or Tranche of Notes which are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Trust Assets and (ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. Each Transferor, by entering into this Agreement, and each Noteholder, by the acceptance of any such Note (and each Note Owner, by its acceptance of an interest in the applicable Note), agree to treat such Note for federal, state and local income and franchise tax purposes as indebtedness of the Transferor. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.6. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Trust or any portion thereof would be treated as a corporation for federal income tax purposes. Subject to Section 8.15 of the Indenture, the parties hereto shall treat the Trust as a security arrangement for federal income tax purposes and shall not file any federal income tax returns or obtain any federal employer identification number for the Trust. The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.

Section 3.7. Notices to American Express Entities. In the event that TRS is no longer acting as Servicer, any Successor Servicer shall deliver or make available to Centurion, FSB and TRS each certificate and report required to be provided thereafter pursuant to subsection 3.3(b), Section 3.4 and subsections 3.5(a) and (b), as well as information reasonably requested by Centurion, FSB or TRS.

Section 3.8. Recoveries. If at any time the Servicer cannot identify the Recoveries that relate to specific Defaulted Receivables, then the Servicer shall reasonably estimate, on or prior to each First Note Transfer Date, the amount of Recoveries to be attributed to such Defaulted Receivables.

Section 3.9. Reports to the Commission. The Servicer shall, on behalf of the Trust and at the expense of the Transferor, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act and the rules and regulations of the Commission thereunder. The applicable Transferor shall, at its own expense, cooperate in any reasonable request of the Servicer in connection with such filings.

[END OF ARTICLE III]

ARTICLE IV

ADMINISTRATION OF THE TRUST; DUTIES OF THE ADMINISTRATOR

Section 4.1. Appointment of Administrator; Duties of Administrator.

(a) The Issuer hereby appoints TRS to act as initial administrator (the “Administrator”), subject to Section 4.8.

(b) Duties of Administrator with Respect to the Related Agreements. The Administrator shall consult with the Owner Trustee regarding the duties of the Issuer and the Owner Trustee under the Related Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s or the Owner Trustee’s duties under the Related Agreements. The Administrator shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to any Related Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture and any Indenture Supplement including such of the foregoing as are required with respect to the following matters under the Indenture and any Indenture Supplement (parenthetical references are to Articles or Sections of the Indenture):

(i) the duty to cause the Note Register to be kept, and notifying the Indenture Trustee of any appointment of a new Note Registrar and the location, or change in location, of the Note Registrar (subsection 4.05(a));

(ii) preparing or obtaining the documents, legal opinions and instruments required for execution, authentication and delivery of the Notes, and delivery of the same to the Indenture Trustee for authentication (Sections 4.03, 4.04 and 4.10), providing for the replacement of mutilated, destroyed, lost or stolen Notes (Section 4.06), providing for the exchange or transfer of Notes (Section 4.05) and, to the extent set forth in the related Indenture Supplement, notifying each Note Rating Agency in writing of the issuance of any Tranche, Class or Series of Notes;

(iii) directing the Indenture Trustee with respect to the investment of funds in the Issuer Accounts (Section 5.03);

(iv) preparing or obtaining the documents, legal opinions and instruments required to be delivered to the Indenture Trustee with respect to the satisfaction and discharge of the Indenture (subsection 6.01(c)) and preparing the documents necessary for the Indenture Trustee to acknowledge the same (subsection 6.01(a));

(v) on the resignation or removal of any Indenture Trustee, appointing a successor Indenture Trustee (subsection 8.10(e)) and giving written notice of such resignation or removal and appointment to each Noteholder (subsection 8.10(f));

(vi) preparing or causing to be prepared tax returns for the Issuer (if required) and the reporting information for the Noteholders (Section 8.15);

(vii) preparing on behalf of the Issuer written instructions regarding any action proposed to be taken or omitted by the Indenture Trustee upon the Indenture Trustee’s application therefor (Section 8.18);

(viii) furnishing to the Indenture Trustee a list of the names and addresses of the Registered Noteholders not more than 15 days after each Record Date or at such other times as the Indenture Trustee may request in writing (Section 9.01);

(ix) establishing reasonable rules for matters relating to any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by, or a meeting of, Noteholders not otherwise set forth in Section 9.04 of the Indenture (subsection 9.04(g));

(x) preparing for the Issuer such filings for filing with the Commission, and providing the Indenture Trustee with copies thereof once filed, as required by the Exchange Act or otherwise as in accordance with rules and regulations prescribed from time to time by the Commission (Section 9.05);

(xi) preparing, completing and delivering to the Indenture Trustee and the trustee for the applicable Master Trust (with a copy to each Note Rating Agency), a Monthly Noteholders’ Statement (Section 9.06);

(xii) preparing for the Issuer the Payment Instruction after the Issuer receives each Monthly Servicer’s Certificate under the applicable Series Supplement, delivering a copy thereof to the Indenture Trustee and the trustee for the applicable Master Trust and compiling such other information for the Issuer (subsection 9.07(a));

(xiii) preparing or obtaining any necessary Opinion of Counsel, Issuer Tax Opinion, Officer’s Certificate, or other document or instrument as may be required in connection with any supplemental indenture or amendment to the Indenture or any Indenture Supplement (Article X);

(xiv) giving notice to each Note Rating Agency and collecting the vote of Noteholders, as necessary, in connection with any supplemental indenture or amendment to the Indenture or any Indenture Supplement (Article X);

(xv) appointing Paying Agents (Section 11.02) and causing any such Paying Agents to execute and deliver to the Indenture Trustee an instrument pursuant to which it agrees to act as Paying Agent as set forth in Section 11.03 of the Indenture;

(xvi) preparing Officer’s Certificates of the Issuer directing the Paying Agent to pay to the Indenture Trustee sums held in trust by the Issuer or such Paying Agent for the purpose of discharging the Indenture (Section 11.03);

(xvii) preparing written statements for execution by an Authorized Officer as required by Section 11.04 of the Indenture;

(xviii) performing or causing to be performed all things necessary to preserve and keep in full force and effect the legal existence of the Issuer (Section 11.05) and comply with applicable law (Section 11.07);

(xix) giving prompt written notice to the Indenture Trustee and each Note Rating Agency of each Event of Default under the Indenture, each breach on the part of the applicable Master Trust Servicer or the applicable Master Trust Transferor of its respective obligations under the applicable Pooling and Servicing Agreement or any default of a Derivative Counterparty (Section 11.08);

(xx) providing to Noteholders and prospective Noteholders information required to be provided by the Issuer pursuant to Rule 144A under the Securities Act (Section 11.11);

(xxi) performing and observing all of the Issuer’s obligations under the Indenture, any Indenture Supplement, the Trust Agreement and any other instrument or agreement relating to the Collateral including, without limitation, preparing and causing the Issuer to file UCC financing statements and continuation statements (Section 11.12);

(xxii) preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by the Issuer and preparing any notice required to be given to the Note Rating Agencies, in connection with the merger or consolidation of the Issuer with any other Person (subsection 11.13(a)) or the conveyance or transfer of any of the Issuer’s property or assets (subsection 11.13(b));

(xxiii) giving written notice to the affected Noteholders of any optional repurchase by the Servicer (Section 12.02) and to the Indenture Trustee and each Note Rating Agency with respect to any such optional repurchase or Early Amortization Event (Section 12.03);

(xxiv) to the extent set forth herein or in the Indenture, preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by the Issuer and/or the Indenture Trustee and preparing any notice required to be given by the Issuer to the Note Rating Agencies, the Indenture Trustee and the Servicer in connection with addition or removal of Collateral, and designating such Collateral to be added or removed, as the case may be;

(xxv) to the extent set forth herein or in the Indenture, taking, or assisting the Issuer and/or the Indenture Trustee in taking, all actions necessary and advisable to obtain, maintain and enforce a perfected lien on and security interest in the Collateral in favor of the Indenture Trustee and preparing for execution and delivery or filing by the

Issuer all such supplements and amendments to this Agreement and the Indenture and all such financing statements, amendments to such financing statements, instruments of further assurance and other instruments; and

(xxvi) to the extent set forth herein or in the Indenture, obtaining legal opinions with respect to the security interest in the Collateral.

(c) Additional Duties.

(i) In addition to the duties of the Administrator set forth above, the Administrator shall perform all duties and obligations of the Issuer under the Related Agreements and shall perform such calculations and shall prepare for execution by the Issuer and shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Issuer shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to Section 4.5 of this Agreement, and in accordance with the directions of the Issuer, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

(ii) The Administrator shall perform the duties expressly required to be performed by the Administrator under the Trust Agreement.

(iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(iv) It is the intention of the parties hereto that the Administrator shall, and the Administrator hereby agrees to, execute on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements. In furtherance thereof, the Owner Trustee shall, on behalf of the Issuer, execute and deliver to the Administrator and its agents, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A, appointing the Administrator the attorney-in-fact of the Issuer for the purpose of executing on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions.

(d) Non-Ministerial Matters.

(i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

1. the amendment of or any supplement to the Indenture;

2. the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer;

3. the amendment, change or modification of the Related Agreements;

4. the appointment of successor Note Registrars, successor Paying Agents and successor trustees pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by the Note Registrar, Paying Agent or trustee of its obligations under the Indenture; and

5. the removal of the Indenture Trustee.

(ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders or any Transferor under the Related Agreements or (y) take any other action that the Issuer directs the Administrator not to take on its behalf.

Section 4.2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee and any Transferor at any time during normal business hours.

Section 4.3. Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement, the Administrator shall be entitled to an amount not to exceed $5,000 per month, in addition to reimbursement for its liabilities and extra out-of-pocket expenses related to its performance hereunder or under any Related Agreement. Such amounts shall be paid by the Transferor in accordance with Section 7.3 of the Transfer Agreement.

Section 4.4. Additional Information to be Furnished to Issuer and Indenture Trustee. The Administrator shall furnish to the Issuer or the Indenture Trustee from time to time such additional information regarding the Related Agreements and the Trust as each of them shall reasonably request.

Section 4.5. Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the

Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

Section 4.6. No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 4.7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

Section 4.8. Termination, Resignation and Removal of Administrator.

(a) Subject to subsection 4.8(d), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days prior written notice.

(b) Subject to subsection 4.8(d), and provided that TRS or an Affiliate is not the Administrator, the Issuer or the Transferor may, with written notice to each Note Rating Agency, remove the Administrator without cause by providing the Administrator with at least 60 days prior written notice.

(c) Subject to subsection 4.8(d), at the sole option of the Issuer or the Transferor and with written notice to each Note Rating Agency, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

(i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 60 days (or, if such default cannot be cured in such time, shall not give within 60 days such assurance of cure as shall be reasonably satisfactory to the Transferor and the Issuer);

(ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable Debtor Relief Law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii) the Administrator shall commence a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of its creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clause (ii) or (iii) of this subsection 4.8(c) shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the happening of such event.

(d) No termination, resignation or removal of the Administrator pursuant to this Section 4.8 shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

Section 4.9. Action Upon Termination, Resignation or Removal. Promptly upon the effective date of termination of the Administrator pursuant to subsection 4.8(c) or the resignation or removal of the Administrator pursuant to subsection 4.8(a) or (b), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such resignation or removal. The Administrator shall forthwith upon such termination pursuant to subsection 4.8(c) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to subsection 4.8(a) or (b), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

[END OF ARTICLE IV]

ARTICLE V

OTHER MATTERS RELATING TO THE SERVICER

Section 5.1. Liability of the Servicer. The Servicer shall be liable under this Article V only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

Section 5.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

(a) (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation or a banking association organized and existing under the laws of the United States of America or any state or the District of Columbia or is a special purpose entity whose powers and activities are limited, and, if the Servicer is not the surviving entity, such Person shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trust and the Indenture Trustee, in form satisfactory to the Trust and the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

(ii) the Servicer has delivered to the Transferor, the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Servicer and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or sale comply with this Section 5.2 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(iii) the Servicer shall have given the Note Rating Agencies prompt notice of such consolidation, merger or transfer of assets; and

(b) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be or shall be immediately thereafter an Eligible Servicer.

Section 5.3. Limitation on Liability of the Servicer and Others. Except as provided in Section 5.4, neither the Servicer nor any of the directors, officers, employees, members or agents of the Servicer shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Transferor or any other Person for any action taken, or for refraining from the taking of any action, in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any directors, officers, employees, members or agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee, member or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Noteholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder.

Section 5.4. Servicer Indemnification of the Trust, the Owner Trustee and the Indenture Trustee. To the fullest extent permitted by applicable law, the Servicer shall indemnify and hold harmless each of the Transferor (in the case of clause (a) below), the Trust, the Owner Trustee (as such and in its individual capacity), the Indenture Trustee and any trustees predecessor thereto (including the Indenture Trustee in its capacity as Note Registrar or as Paying Agent) and their respective directors, officers, employees, members and agents from and against any and all reasonable loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of (a) any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement or (b) the administration of the Trust by the Owner Trustee, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Servicer shall not indemnify any Transferor, the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any trustees predecessor thereto (including the Indenture Trustee in its capacity as Note Registrar or as Paying Agent) or their respective directors, officers, employees, members and agents, if such acts, omissions or alleged acts or omissions constitute or are caused by negligence or willful misconduct by such Transferor, the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any trustees predecessor thereto (including the Indenture Trustee in its capacity as Note Registrar or as Paying Agent) or their respective directors, officers, employees, members and agents; provided further that the Servicer shall not indemnify the Trust for any liabilities, costs or expenses of the Trust with respect to any action taken by the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any trustees predecessor thereto (including the Indenture Trustee in its capacity as Note Registrar or as Paying Agent) or their respective directors, officers, employees, members and agents at the request of the Noteholders; provided further that the Servicer shall not indemnify the Trust as to any losses, claims or damages incurred with respect to the investment in the Trust Assets, including losses incurred as a result of Defaulted Accounts or Defaulted Receivables or losses suffered by the Collateral Certificates; and provided further that the Servicer shall not indemnify the Trust for any liabilities, costs or expenses of the Trust arising under any tax law, including any federal, state, local or foreign income or franchise taxes (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust in connection herewith to any taxing authority. Any such indemnification shall not be payable from the Trust Assets, but shall be payable only from the assets of the Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of the Servicer, the resignation or removal of the Owner Trustee and the Indenture Trustee and the termination of this Agreement.

Section 5.5. Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Transferor, the Trust and the Indenture Trustee, in form satisfactory to the Transferor, the Trust and the Indenture Trustee, of the obligations and duties of the Servicer hereunder by (x) any Eligible Servicer described in clause (a) or (b) of the definition thereof or (y) any Eligible Servicer described in clause (c) of the definition thereof the appointment of which shall have satisfied the Note Rating Agency Condition. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Transferor, the Owner Trustee and the Indenture Trustee. No resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.2. If, within 120 days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above, the Indenture Trustee is unable to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer (but shall have continued authority to appoint another Person as Successor Servicer). Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction at the expense of the resigning Servicer to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee shall give prompt notice to each Note Rating Agency upon the appointment of a Successor Servicer. Notwithstanding anything in this Agreement to the contrary, TRS, Centurion or FSB, as Servicer, may assign part or all of its obligations and duties as Servicer under this Agreement to an Affiliate of TRS so long as TRS, Centurion or FSB, as the case may be, shall have fully guaranteed the performance of such obligations and duties under this Agreement and such assignment will not constitute a resignation within the meaning of this Section 5.5.

Section 5.6. Access to Certain Documentation and Information Regarding the Collateral. The Servicer shall provide to the Trust and the Indenture Trustee access to documentation regarding the Accounts, the Receivables and the Collateral Certificates in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of Noteholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security, data protection and confidentiality procedures or such procedures as the Servicer may deem reasonably necessary and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section 5.6 shall derogate from the obligation of the Transferor, the Trust, the Owner Trustee, the Indenture Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 5.6 as a result of such obligation shall not constitute a breach of this Section 5.6.

Section 5.7. Delegation of Duties. Subject to Section 9.5, in the ordinary course of business, the Servicer may at any time delegate all or part of its duties hereunder to any Person that agrees to conduct such duties in accordance with the Account Guidelines and this Agreement. Any such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 5.5.

Section 5.8. Examination of Records. Each Transferor and the Servicer shall indicate generally in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trust pursuant to the Transfer Agreement and assigned to the Indenture Trustee under the Indenture. Each Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not, and does not include, a Receivable. Each Transferor and the Servicer shall also indicate generally in their computer files or other records that each applicable Collateral Certificate has been conveyed to the Trust pursuant to the Transfer Agreement and assigned to the Indenture Trustee under the Indenture.

[END OF ARTICLE V]

ARTICLE VI

SERVICER DEFAULTS

Section 6.1. Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give notice or instructions to the Indenture Trustee to make any required payment, transfer or deposit on the date the Servicer is required to do so under the terms of this Agreement, the Indenture or any applicable Indenture Supplement, or within the applicable grace period, which will not exceed five (5) Business Days; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five (5) Business Days after receiving notice of such failure or otherwise becoming aware of such failure;

(b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement which has an Adverse Effect on any Noteholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders evidencing not less than 50% of the aggregate unpaid principal amount of all Notes sustaining such Adverse Effect (or, with respect to any such failure that does not relate to all Series, Classes or Tranches of Notes, not less than 50% of the aggregate unpaid principal amount of all Series, Classes or Tranches of Notes to which such failure related); or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Sections 5.2, 5.5 and 5.7;

(c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant hereto shall prove to have been incorrect when made, which has an Adverse Effect on the rights of any Noteholders and which Adverse Effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders evidencing not less than 50% of the aggregate unpaid principal amount of all Notes (or, with respect to any such representation, warranty or certification that does not relate to all Series, Classes or Tranches of Notes, not less than 50% of the aggregate unpaid principal amount of all Series, Classes or Tranches of Notes adversely affected by such representation, warranty or certification);

(d) the Servicer shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations and such petition shall not have been dismissed within 60 days of the filing thereof; or

(e) any other Servicer Default described in any Indenture Supplement;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or Noteholders evidencing more than 50% of the aggregate unpaid principal amount of all affected Notes, by notice then given in writing to the Servicer and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) (a “Termination Notice”), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement; provided, however, if within 60 days of receipt of a Termination Notice the Indenture Trustee does not receive any bids from Eligible Servicers in accordance with subsection 6.2(d) to act as a Successor Servicer and receives an Officer’s Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Indenture Trustee shall, except in the case of a Servicer Default set forth in subsection 6.1(d), grant the Transferor the right of first refusal to purchase the interest of the Noteholders on the First Note Transfer Date in the next calendar month. If the Transferor elects not to exercise such right of first refusal, the Indenture Trustee shall assume the role of Successor Servicer.

The purchase price for the interest of the Noteholders shall be equal to the sum of the amounts specified therefor with respect to each Outstanding Series, Class or Tranche of Notes herein or in the applicable Indenture Supplement. The Transferor shall notify the Indenture Trustee prior to the Record Date for the First Note Transfer Date of the purchase if the Transferor is exercising such right of first refusal. If the Transferor exercises such right of first refusal, the Transferor shall deposit the purchase price into the Collection Account on such First Note Transfer Date in immediately available funds. The purchase price shall be allocated and distributed to the Noteholders in accordance with the terms hereof or the applicable Indenture Supplement.

After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Indenture Trustee pursuant to Section 6.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a “Service Transfer”) and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Trust Assets provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Trust Assets, and in assisting the Successor Servicer. The Servicer shall within 20 Business Days transfer its electronic records or electronic copies thereof relating to the Trust Assets to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Trust Assets in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 6.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing, security, data protection and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.

Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraph (a) above for a period of 10 Business Days after the applicable grace period or under paragraph (b) or (c) above for a period of 60 Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war or terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Owner Trustee and each Transferor with an Officer’s Certificate of the Servicer giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

Section 6.2. Indenture Trustee To Act; Appointment of Successor.

(a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 6.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and the Transferor. The Transferor shall have the right to nominate to the Indenture Trustee the name of a potential successor servicer, which nominee shall be selected by the Indenture Trustee as the Successor Servicer. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with subsection 3.1(b) and Section 5.7.

(b) Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee shall notify each Note Rating Agency, the Owner Trustee, the Transferor and the Administrator upon the removal of the Servicer and upon the appointment of a Successor Servicer.

(c) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

(d) In connection with any Termination Notice, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer or, as provided in subsection 6.2(a), the Successor Servicer nominated by the Transferor, for servicing compensation not in excess of the Servicing Fee plus the sum of the amounts with respect to each Series and with respect to each Payment Date equal to any Finance Charge Collections allocable to Noteholders of such Series which are payable to the holders of the Transferor Interest after payment of all amounts owing to the Noteholders of such Series with respect to such Payment Date or required to be deposited in the applicable Issuer Accounts or Sub-Accounts with respect to such Payment Date; provided, however, that any holder of the Transferor Interest shall be responsible for payment of its portion of such Servicing Fee and all other such amounts in excess of such Servicing Fee. Each holder of the Transferor Interest agrees that, if TRS (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that such holder is entitled to receive pursuant to any Related Agreement shall be reduced by an amount sufficient to pay the Transferor’s share of the compensation of the Successor Servicer.

(e) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Article IX of the Trust Agreement, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables. The Servicer shall transfer its electronic records relating to the Receivables to the Transferor or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request. To the extent that compliance with this Section 6.2 shall require the Servicer to disclose to the Transferor information of any kind which the Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing, security, data protection and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

Section 6.3. Notification to Noteholders. Within five Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Transferor, the Owner Trustee, the Indenture Trustee and each Note Rating Agency, and the Indenture Trustee shall give notice to the Noteholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Indenture Trustee shall give prompt notice thereof to the Noteholders.

Section 6.4. Waiver of Past Defaults. Noteholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Notes of each Series or, with respect to any Series with two or more Classes or Tranches, of each Class or Tranche, as applicable (or, with respect to any default that does not relate to or affect all Series, 66 2/3% of the aggregate unpaid principal balance of the Notes of each Series to which such default relates or, with respect to any such Series with two or more Classes or Tranches, of each Class or Tranche, as applicable) may, on behalf of all Noteholders of such Series, Class or Tranche, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except the failure to make any required deposits. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

[END OF ARTICLE VI]

ARTICLE VII

TERMINATION

Section 7.1. Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Trust, the Administrator and the Servicer under this Agreement shall terminate, except with respect to the indemnification obligations described in Section 5.4, on the date on which the Trust is dissolved in accordance with Article IX of the Trust Agreement.

[END OF ARTICLE VII]

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1. Amendment; Waiver of Past Defaults.

(a) This Agreement may be amended from time to time by the Servicer, the Transferor, the Administrator, the Issuer and the Indenture Trustee, by a written instrument signed by each of them, without the consent of any of the Noteholders; provided that (i) each Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate of such Transferor, dated the date of any such amendment, stating that such Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Note Rating Agency Condition shall have been satisfied with respect to any such amendment.

Additionally, notwithstanding any provision of this Article VIII to the contrary, this Agreement may also be amended without the consent of any of the Noteholders, upon delivery to the Owner Trustee and the Indenture Trustee of an Issuer Tax Opinion and, to the extent a Collateral Certificate is included in the Trust Assets, a Master Trust Tax Opinion, to provide for (i) the establishment of multiple asset pools and the designation of Trust Assets to be included as part of specific asset pools or (ii) those changes necessary for compliance with securities law requirements or banking laws or regulations; provided, however, that (i) the Issuer shall deliver to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and (ii) the Note Rating Agency Condition shall have been satisfied with respect to any such amendment.

Additionally, notwithstanding any other provision of this Article VIII to the contrary, this Agreement may also be amended from time to time by an instrument signed by the Servicer, the Transferor, the Administrator, the Issuer and the Indenture Trustee to modify, eliminate or add to the provisions of this Agreement (i) to facilitate compliance with the FDIC Rule or changes in laws or regulations applicable to the Servicer, the Transferor, the Administrator, the Issuer, the Indenture Trustee or the transactions described in this Agreement or (ii) to cause the provisions hereof to conform to or be consistent with or in furtherance of the statements made with respect to this Agreement in any applicable Registration Statement on Form S-3, as amended, under the Securities Act, in each case upon delivery by the Transferor to the Indenture Trustee and the Owner Trustee of (x) an Officer’s Certificate of the Transferor, dated the date of any such amendment, to the effect that (A) the Transferor reasonably believes that such amendment will not have an Adverse Effect or (B) such amendment is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to the Servicer, the Transferor, the Administrator, the Issuer, the Indenture Trustee or the transactions governed by the Transaction Documents, or such amendment is required to cause the provisions hereof to conform to or be consistent with or in furtherance of the statements made with respect to this Agreement in any applicable Registration Statement on Form S-3, as amended, under the Securities Act, and (y) an Issuer Tax Opinion with respect to such amendment; provided, however, that the Transferor or the Servicer shall have provided 10 Business Days’ prior written notice of the substance of such amendment to each Note Rating

Agency. A copy of any amendment to this Agreement pursuant to this subsection (a) shall be sent to each Note Rating Agency.

(b) This Agreement may also be amended in writing from time to time by the Servicer, the Transferor, the Indenture Trustee and the Trust, with the consent of Noteholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of all affected Series, Classes or Tranches of Notes for which the Transferor has not delivered an Officer’s Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of any Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Early Amortization Events or Events of Default that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Supplemental Credit Enhancement Agreement and any Derivative Agreement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any Series, Class or Tranche of Notes by each Note Rating Agency without the consent of Noteholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of such Series, Class or Tranche (which shall not be deemed to occur if the Note Rating Agency Condition shall have been satisfied with respect to such amendment).

(c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to subsection (a)), the Trust shall furnish notification of the substance of such amendment to each Noteholder, and the Servicer shall furnish notification of the substance of such amendment to each Note Rating Agency and each Supplemental Credit Enhancement Provider.

(d) It shall not be necessary for the consent of Noteholders under this Section 8.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(e) Notwithstanding anything in this Section 8.1 to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Supplemental Credit Enhancement Provider without the consent of such Supplemental Credit Enhancement Provider.

(f) Any Indenture Supplement executed in accordance with the provisions of Article X of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section 8.1.

(g) The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects in any material respect the rights, duties, benefits, protections, privileges or immunities of the Owner Trustee or the Indenture Trustee, as applicable, under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Owner Trustee and the Indenture Trustee shall be entitled to receive the Opinion of Counsel described in subsection 8.2(d).

Section 8.2. Protection of Right, Title and Interest in and to Trust Assets.

(a) The Servicer shall give the Owner Trustee and the Indenture Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables and the Collateral Certificates or of its chief executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing statement or amendment thereto or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the security interest or ownership interest of the Trust in the Trust Assets. The Servicer shall at all times maintain each office from which it services Receivables and its chief executive offices within the United States and shall at all times be organized under the laws of a jurisdiction located within the United States. Each of the Owner Trustee and the Indenture Trustee shall give the Servicer prompt notice of any change in its name or any change in its address as shown on any financing statement filed in connection with the transactions contemplated by any Related Agreement if the address so shown ceases to be an address from which information concerning the Trust Assets can be obtained.

(b) The Transferor shall deliver to the Owner Trustee and the Indenture Trustee upon the execution and delivery of each amendment of this Agreement pursuant to Section 8.1 an Opinion of Counsel to the effect specified in Exhibit B.

Section 8.3. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 8.4. Notices; Payments.

(a) All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested, or sent by facsimile transmission or sent by electronic mail:

(i) in the case of TRS, as the Servicer or the Administrator, to:

American Express Travel Related Services Company, Inc.

200 Vesey Street

New York, New York 10285

Attention: Treasurer

Fax: (212) 640-0405

(ii) in the case of RFC VIII, as a Transferor, to:

American Express Receivables Financing Corporation VIII LLC

200 Vesey Street

31st Floor, Room 507C

New York, New York 10285

Attention: President

Fax: (212) 640-0404

with a copy to:

American Express Travel Related Services Company, Inc.

200 Vesey Street

New York, New York 10285

Attention: Treasurer

Fax: (212) 640-0405

(iii) in the case of the Trust or the Owner Trustee, to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

Fax: (302) 636-4140

esoriano@wilmingtontrust.com

(iv) in the case of the Indenture Trustee, to:

The Bank of New York Mellon

101 Barclay Street, Floor 4 West

New York, New York 10286

Attention: Asset Backed Unit

Fax: (212) 815-2493

catherine.cerilles@bnymellon.com

(v) in the case of the Note Rating Agency for a particular Series, the address, if any, specified in the Indenture Supplement relating to such Series, and

(vi) to any other Person as specified in the Indenture; or, as to each party, at such other address, facsimile number or electronic mail address as shall be designated by such party in a written notice to each other party.

(b) Any Notice required or permitted to be given to a Holder of Notes that are Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. No Notice shall be required to be mailed to a Holder of Notes that are Bearer Notes but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice. In addition, (a) if and so long as any Series, Class or Tranche of Notes is listed on the Luxembourg Stock Exchange and such stock exchange shall so require, any Notice to Noteholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series, Class or Tranche of Notes with respect to which any Bearer Notes are Outstanding, any Notice required or permitted to be given to Holders of such Series, Class or Tranche shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

Section 8.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Notes or the rights of any Noteholders.

Section 8.6. Further Assurances. Each Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee and the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the authorization and/or filing of any financing statements or amendments thereto relating to the Receivables and/or the Collateral Certificates for filing under the provisions of the UCC of any applicable jurisdiction.

Section 8.7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trust, the Owner Trustee, the Indenture Trustee or any Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 8.8. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 8.9. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, any Supplemental Credit Enhancement Providers, any Derivative Counterparties and their respective successors and permitted. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 8.10. Actions by Noteholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a Notice, demand or instruction given by Noteholders, such action, Notice, demand or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

(b) Any Notice, request, demand, authorization, direction, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee, any Transferor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 8.11. Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each Transferor and each of the Owner Trustee, the Indenture Trustee and the Servicer agree to cooperate with each other to provide to any Holders of such Series, Class or Tranche and to any prospective purchaser of Assets Pool One Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 8.12. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 8.13. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 8.14. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust. In no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the Trust Assets, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 8.15. No Petition. To the fullest extent permitted by applicable law, the Indenture Trustee, the Servicer and each Transferor, by entering into this Agreement, and each Noteholder, by accepting a Note, agrees that it will not at any time institute against any Master Trust or the Issuer, or join in any institution against any Master Trust or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes and this Agreement.

Section 8.16. Force Majeure. In no event shall the Indenture Trustee or the Owner Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee and the Owner Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[END OF ARTICLE VIII]

ARTICLE IX

COMPLIANCE WITH REGULATION AB

Section 9.1. Intent of the Parties; Reasonableness. The Transferor, the Servicer, the Issuer and the Indenture Trustee acknowledge and agree that the purpose of this Article IX is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Transferor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Servicer agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Servicer which is required in order to enable the Transferor to comply with the provisions of Items 1103(a)(1), 1105, 1108, 1117, 1118, 1119, 1121, 1122 and 1123 of Regulation AB as it relates to the Servicer or to the Servicer’s obligations under this Agreement.

Section 9.2. Additional Representations and Warranties of the Servicer. The Servicer shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 9.3 that, except as disclosed in writing to the Transferor prior to such date to the best of its knowledge: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a securitization involving credit card or charge card receivables, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement; and (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any unaffiliated third-party originator of Receivables.

Section 9.3. Information to Be Provided by the Servicer. In connection with any Securitization Transaction, the Servicer shall (i) within five (5) Business Days following a request by the Transferor, provide to the Transferor, in writing, the information specified in this Section 9.3, and (ii) as promptly as practicable following notice to or discovery by the Servicer of any changes to such information, provide to the Transferor, in writing, such updated information.

(a) If so requested by the Transferor, the Servicer shall provide to the Transferor such information regarding the Servicer and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicing Party”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicing Party’s name and form of organization;

(B) a description of how long the Servicing Party has been servicing credit or charge card receivables; a general discussion of the Servicing Party’s experience in servicing assets of any type as well as a more detailed discussion of the Servicing Party’s experience in, and procedures for, the servicing function it will perform under this Agreement; information regarding the size, composition and growth of the Servicing Party’s portfolio of credit card accounts of a type similar to the Accounts and information on factors related to the Servicing Party that may be material, in the good faith judgment of the Transferor, to any analysis of the servicing of the Receivables or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of credit or charge card receivables involving the Servicing Party defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2) the extent of outsourcing the Servicing Party utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicing Party as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicing Party has been terminated as servicer in a securitization of credit or charge card receivables, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Transferor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicing Party’s policies or procedures with respect to the servicing function it will perform under this Agreement;

(D) information regarding the Servicing Party’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicing Party could have a material adverse effect on the performance by the Servicing Party of its servicing obligations under this Agreement;

(E) a description of the Servicing Party’s processes and procedures designed to address any special or unique factors involved in servicing;

(F) a description of the Servicing Party’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as sale of defaulted receivables; and

(G) information as to how the Servicing Party defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(b) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or such Subservicer, the Servicer shall provide to the Transferor at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Transferor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Transferor, all information reasonably requested by the Transferor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Series, Class or Tranche.

(c) In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Transferor, the Servicer shall provide to the Transferor such information regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the distribution reports otherwise required to be delivered monthly by the Servicer under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.

Section 9.4. Report on Assessment of Compliance and Attestation.

(a) (1) In the event that TRS is not the Servicer, then on or before the earlier of (a) March 31 and (b) 30 days prior to the date on which the Trust is required to file the report on Form 10-K in each calendar year, and (2) in the event that TRS or an affiliate of TRS is the Servicer, then on or before the date on which the Trust is required to file the report on Form 10-K in each calendar year, commencing in 2013, the Servicer shall:

(i) deliver to the Transferor a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the

Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified in Exhibit D or such criteria as mutually agreed upon by the Transferor and the Servicer;

(ii) deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each Servicing Participant to deliver to the Transferor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 9.4; and

(iv) deliver to the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Trust or the Transferor with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit C.

The Servicer acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b) Each assessment of compliance provided by a Subservicer pursuant to Section 9.4(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit D hereto delivered to each Transferor upon reasonable request of the Transferor after the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Servicing Participant (other than the Servicer or any Subservicer) pursuant to Section 9.4(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 9.5.

Section 9.5. Use of Subservicers and Servicing Participants. The Servicer shall use its best efforts to hire or otherwise utilize only the services of Subservicers that agree to comply with the provisions of paragraph (a) of this Section 9.5. The Servicer shall use its best efforts to hire or otherwise utilize only the services of Servicing Participants, and shall use its best efforts to ensure that Subservicers hire or otherwise utilize only the services of Servicing Participants, to fulfill any of the obligations of the Servicer as servicer under this Agreement, if those Servicing Participants agree to comply with the provisions of paragraph (b) of this Section 9.5.

(a) It shall not be necessary for the Servicer to seek the consent of the Transferor to the utilization of any Subservicer. The Servicer shall use its best efforts to cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Transferor to comply with the provisions of this Section 9.5 and with Section 3.4, Section 9.2, Section 9.3(c) and (d) and Section 9.4(a)(i) and (ii) of this Agreement to the same extent as if such Subservicer were the Servicer. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Transferor any servicer compliance statement required to be delivered by such Subservicer under Section 3.4, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 9.4(a)(i) or (ii) and the certification, if any, required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 9.4 as and when required to be delivered.

(b) It shall not be necessary for the Servicer to seek the consent of the Transferor to the utilization of any Servicing Participant. The Servicer shall promptly upon request provide to each Transferor a written description (in form and substance satisfactory to the Transferor) of the role and function of each Servicing Participant utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Servicing Participant and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Servicing Participant.

(c) As a condition to the utilization of any Servicing Participant, the Servicer shall use its best efforts to cause any such Servicing Participant used by the Servicer (or by any Subservicer) for the benefit of the Transferors to comply with the provisions of Section 9.4 of this Agreement to the same extent as if such Servicing Participant were the Servicer. The Servicer shall be responsible for obtaining from each Servicing Participant and delivering to the Transferors any assessment of compliance and attestation required to be delivered by such Servicing Participant under Section 9.4, in each case as and when required to be delivered.

[END OF ARTICLE IX]

IN WITNESS WHEREOF, the Transferor, the Servicer, the Indenture Trustee and the Trust have caused this Agreement to be executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC,
as Transferor

By:	/s/ Anderson Y. Lee
	Name:	Anderson Y. Lee
	Title:	Vice President and Treasurer

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer and Administrator

By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

AMERICAN EXPRESS ISSUANCE TRUST II

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but solely
as Owner Trustee on behalf of the Trust

By:	/s/ Erwin M. Soriano
	Name:	Erwin M. Soriano
	Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON, as Indenture Trustee

By:	/s/ Michael D. Commisso
	Name:	Michael D. Commisso
	Title:	Vice President

[Servicing Agreement]

EXHIBIT A

FORM OF POWER OF ATTORNEY

STATE OF DELAWARE	)
) ss.:
COUNTY OF NEW CASTLE	)

KNOW ALL MEN BY THESE PRESENTS, that American Express Issuance Trust II, a Delaware statutory trust (the “Trust”), does hereby make, constitute and appoint American Express Travel Related Services Company, Inc., as Administrator under the Servicing Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Trust all such documents, reports, filings, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Transaction Documents, including, without limitation, to appear for and represent the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Trust could perform, including, without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this power of attorney, the term “Servicing Agreement” means the Servicing Agreement, dated as of October 24, 2012, by and among American Express Receivables Financing Corporation VIII LLC, as Transferor, American Express Travel Related Services Company, Inc., as Servicer and as Administrator, the Trust, as Issuer, and The Bank of New York Mellon, as Indenture Trustee, as such may be amended from time to time.

Notwithstanding anything contained herein to the contrary, this power of attorney has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Trust, and in no event shall Wilmington Trust Company in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this power of attorney, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI, VII and VIII of the Trust Agreement.

A-1

All powers of attorney for this purpose heretofore filed or executed by the Trust are hereby revoked.

EXECUTED this 24th of October, 2012.

AMERICAN EXPRESS ISSUANCE TRUST II

By:	WILMINGTON TRUST COMPANY
not in its individual capacity, but solely
as Owner Trustee

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF OPINION OF COUNSEL

WITH RESPECT TO AMENDMENTS

Provisions to be included in

Opinion of Counsel to be

delivered pursuant to

subsection 8.2(b)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable amendment date.

(i)	The amendment to the Servicing Agreement, attached hereto as Schedule 1 (the “Amendment”), has been duly authorized, executed and delivered by the Servicer and constitutes the legal, valid and binding agreement of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). The enforceability of the Servicer’s obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii)	The Amendment has been entered into in accordance with the terms and provisions of Section 8.1 of the Servicing Agreement.

B-1

EXHIBIT C

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I,                                         , the                                          of [NAME OF COMPANY] (the “Company”), certify to the Transferor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), that were delivered by the Company to the Transferor pursuant to the Agreement (collectively, the “Company Information”);

(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Transferor; and

(4) To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations in all material respects under the Agreement.

Date:

By:
Name:
Title:

C-1

EXHIBIT D

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the [Servicer] [Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria for Servicer	Applicable Servicing Criteria for a Subservicer
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

D-1

Servicing Criteria		Applicable Servicing Criteria for Servicer	Applicable Servicing Criteria for a Subservicer
Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Account and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The servicer’s records regarding the accounts and the accounts agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.

D-2

Servicing Criteria		Applicable Servicing Criteria for Servicer	Applicable Servicing Criteria for a Subservicer
Reference	Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF [SERVICER] [SUBSERVICER]

Date:

By:
Name:
Title:

D-3